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                                                                   EXHIBIT 1.(g)


                             ARTICLES SUPPLEMENTARY
                                       to
                     ARTICLES OF AMENDMENT AND RESTATEMENT
                          OF ARTICLES OF INCORPORATION
                                       of
             ASSET MANAGEMENT FUND FOR FINANCIAL INSTITUTIONS, INC.


         THIS IS TO CERTIFY that ASSET MANAGEMENT FUND FOR FINANCIAL INSTITUTIONS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on June 28, 1991, adopted a resolution (a) reclassifying 500,000,000 authorized and unissued Short-Term Portfolio Shares of the par value of $.001 each as a separate class of shares of the Corporation's common stock designated "Adjustable Rate Mortgage (ARM) Portfolio Shares" of the par value of $.001 each, and (b) setting and establishing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class of Adjustable Rate Mortgage (ARM) Portfolio Shares as those set forth for a Class of Shares of the Corporation in the Corporation's Articles of Amendment and Restatement of Articles of Incorporation.

         SECOND: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Amendment and Restatement of Articles of Incorporation of the Corporation.

         IN WITNESS WHEREOF, ASSET MANAGEMENT FUND FOR FINANCIAL INSTITUTIONS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by one of its Vice Presidents and witnessed by its Secretary, and each of said officers of the Corporation has also acknowledged these Articles Supplementary to be the
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Corporate act of the Corporation and has stated under penalties of perjury that to the best of such officer's knowledge, information and belief the matters and facts set forth with respect to approval are true in all material respects, all on June 28, 1991.

                                                  ASSET MANAGEMENT FUND FOR
                                                  FINANCIAL INSTITUTIONS, INC.


                                                  By: /s/ Edward E. Sammons, Jr.
                                                      --------------------------
                                                      Edward E. Sammons, Jr.
                                                      Vice President

Witness:


/s/ Dolores C. Pufunt
-------------------------
Dolores C. Pufunt,
Secretary

Dated:  July 1, 1991




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